Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Employee Share Purchase Plan and the 2021 Share Incentive Plan of Similarweb Ltd. of our report dated March 23, 2023, with respect to the consolidated financial statements of Similarweb Ltd., included in its Annual Report (Form 20- F) for the year ended December 31, 2022, as filed with the Securities and Exchange Commission.

March 23, 2023	/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
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